                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


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                (Name of Registrant as Specified in Its Charter)

                        Bancroft Convertible Fund, Inc.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                        BANCROFT CONVERTIBLE FUND, INC.
                               65 MADISON AVENUE
                          MORRISTOWN, NEW JERSEY 07960

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                   TO BE HELD
                          WEDNESDAY, FEBRUARY 16, 2000
                             11 A.M., EASTERN TIME
                                       AT
                               65 MADISON AVENUE
                                   SUITE 550
                          MORRISTOWN, NEW JERSEY 07960

To Shareholders of Bancroft Convertible Fund, Inc.:

     We cordially invite you to attend our 2000 Annual Meeting of Shareholders to:

        1.  Elect three directors to three-year terms.

        2. Ratify the board's appointment of PricewaterhouseCoopers LLP as independent accountants for fiscal year 2000.

        3.  Transact any other business that properly comes before the meeting.

     We are holding the Annual Meeting on Wednesday, February 16, 2000 at 11 a.m., Eastern Time, at 65 Madison Avenue, Suite 550, Morristown, New Jersey 07960.

     You may vote on these proposals in person or by proxy. If you cannot attend the meeting, we urge you to complete and return the enclosed proxy promptly in the enclosed, self-addressed, stamped envelope so that your shares will be represented and voted at the meeting according to your instructions. Of course, if you attend the meeting, you may withdraw your proxy and vote your shares. Only shareholders of record at the close of business on December 20, 1999 will be entitled to vote at the meeting or any adjournment of the meeting.

                                              Thomas H. Dinsmore
                                              Chairman of the Board of Directors

December 28, 1999

                        BANCROFT CONVERTIBLE FUND, INC.
                               65 MADISON AVENUE
                          MORRISTOWN, NEW JERSEY 07960
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD FEBRUARY 16, 2000

                INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

PROXY STATEMENT

     We are sending you this Proxy Statement and the enclosed proxy card because the Company's Board of Directors is soliciting your proxy to vote at the 2000 Annual Meeting of Shareholders. This Proxy Statement summarizes the information you need to know to cast an informed vote at the Annual Meeting. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

     We plan to begin sending this Proxy Statement, the attached Notice of Annual Meeting and the enclosed proxy card on December 28, 1999 to all shareholders entitled to vote. Shareholders who owned shares of the Company's common stock at the close of business on December 20, 1999 are entitled to vote. On this record date, there were 3,786,377 shares outstanding. We know of no beneficial owner of more than five percent of those shares. Each share of the Company's common stock that you own entitles you to one vote. (A fractional share has a fractional vote.)

     We are also sending along with this Proxy Statement the Company's 1999 Annual Report, which includes our financial statements.

TIME AND PLACE OF MEETING

     We are holding the Annual Meeting on Wednesday, February 16, 2000 at 11 a.m., Eastern Time, at our offices at 65 Madison Avenue, Suite 550, Morristown, New Jersey 07960.

VOTING BY PROXY

     Whether you plan to attend the Annual Meeting or not, we urge you to complete, sign and date the enclosed proxy card and to return it promptly, in the envelope provided. Returning the proxy card will not affect your right to attend the Annual Meeting and vote.

     If you properly fill in your proxy card and send it to us in time to vote, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board as follows:

     - FOR the election of all three nominees for director.

     - FOR ratification of the selection of independent accountants for 2000.

     If any other matter is presented, your proxy will vote in accordance with his or her best judgment. At the time this Proxy Statement went to press, we knew of no matters that needed to be acted on at the Annual Meeting other than those discussed in this Proxy Statement.

     If you give a proxy, you may revoke it at any time before it is exercised. You can do this in one of three ways:

     - You may send in another proxy with a later date.

     - You may notify the Company's secretary in writing before the Annual Meeting that you have revoked your proxy.

     - You may vote in person at the Annual Meeting.

VOTING IN PERSON

     If you do attend the Annual Meeting and wish to vote in person, we will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring a letter from the nominee indicating that you are the beneficial owner of the shares on December 20, 1999, the record date for voting, and authorizing you to vote.

QUORUM REQUIREMENT

     A quorum of shareholders is necessary to hold a valid meeting. A quorum will exist if shareholders entitled to vote a majority of all shares outstanding on the record date are present in person or by proxy.

     Under rules applicable to broker-dealers, if your broker holds your shares in its name, the broker will be entitled to vote your shares on Proposal 1 and Proposal 2 even if it has not received instructions from you.

     Abstentions will count as present for establishing a quorum.

VOTE NECESSARY TO APPROVE A PROPOSAL

     Directors are elected by a plurality vote of shares present at the meeting, meaning that the director nominee with the most affirmative votes for a particular slot is elected for that slot. In an uncontested election for directors, the plurality requirement is not a factor. The affirmative vote of the majority of the shares present at the Annual Meeting is needed to ratify the selection of independent accountants. Abstentions will not count as votes cast and will have the effect of votes against this proposal.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

STRUCTURE OF THE BOARD OF DIRECTORS

     The Company's Board of Directors is divided into three classes for purposes of election. One class is elected at each annual meeting of shareholders. Directors in each class serve for a three-year term.

     At the 2000 Annual Meeting, the terms of three directors are expiring. The directors nominated for election at this Annual Meeting would each hold office for a three-year term expiring in 2003. Other directors are not up for election this year and will continue in office for the rest of their terms. Each of the nominees is willing to serve as a director. However, if a nominee becomes unavailable for election, proxies will vote for another nominee proposed by the Board or, as an alternative, the Board may keep the position vacant or reduce the number of directors.

NOMINEES FOR DIRECTORS

     The Board has approved the nomination of the following people to serve as directors until the annual meeting of shareholders to be held in 2003. Each of the nominees is currently a director of the Company and an independent director. Independent directors are not "interested persons" of the Company within the meaning of the Investment Company Act of 1940, as amended.

     WILLIAM A. BENTON, 66, has been a partner in BE Partners, a small options market maker, since 1991. From 1991 to November 1999, he was a limited partner of Gavin, Benton, & Co., a New York Stock Exchange specialist firm. Mr. Benton has been a member of the New York Stock Exchange for more than 45 years, and has previously been a director of a discount brokerage firm and a brokerage firm specializing in private placements. Mr. Benton has been a director of the Company since 1986 and is also a director of Ellsworth Convertible Growth and Income Fund, Inc.(a closed-end investment company). Mr. Benton graduated from Bucknell University with a B.S. in Commerce and Finance.

     ELIZABETH C. BOGAN, Ph.D., 55, has been a Senior Lecturer in Economics at Princeton University since 1992. Before joining the faculty at Princeton she was the Chairman of The Economics and Finance Department at Fairleigh Dickinson University and a member of the Executive Committee for the College of Business Administration. Dr. Bogan has chaired numerous administrative and academic committees and is presently the Chairman of The Faculty Committee on Athletics at Princeton. Dr. Bogan has been a director of the Company since 1990 and is also a director of Ellsworth Convertible Growth and Income Fund, Inc. Professor Bogan received an A.B. in Economics from Wellesley College, an M.A. in Quantitative Economics from the University of New Hampshire, and a Ph.D. in Economics from Columbia University. Her writings on finance have been published in The Financial Analysts Journal and in other journals.

     GEORGE R. LIEBERMAN, 77, is a retired businessman. Prior to his retirement, Mr. Lieberman spent more than thirty years as the head of an advertising agency. Mr. Lieberman served in the U.S. Navy during World War II as a fighter pilot and received several citations and commendations. Mr. Lieberman has been a director of the Company since 1987 and is also a director of Ellsworth Convertible Growth and Income Fund, Inc. Mr. Lieberman received a B.A. from Muhlenberg College.

      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THESE NOMINEES.

INFORMATION ABOUT THE COMPANY'S OTHER DIRECTORS

     Information about the Company's other directors is presented below.

  CONTINUING INDEPENDENT DIRECTORS

     GORDON F. AHALT, 71, has been President of G.F.A. Inc., a petroleum industry consulting company, since 1982 and a consultant with W. H. Reaves & Co., Inc., an asset management company, since 1987. Mr. Ahalt has spent his career as an analyst of and a consultant to the petroleum industry, and has previously served as a director or executive officer of several energy companies. Mr. Ahalt has been a director of the Company since 1982 and is also a director of Ellsworth Convertible Growth and Income Fund, Inc.; The Harbinger Group, an investment firm;

Cal Dive International, a diving service; and The Houston Exploration Company, an oil and gas exploration company. Mr. Ahalt received a B.S. in Petroleum Engineering from the University of Pittsburgh. Mr. Ahalt's term as director expires in 2001.

     NICOLAS W. PLATT, 46, has been Managing Director of the Corporate Practice and head of the Investor Relations Group at the public relations firm of Burson-Marsteller, a division of Young & Rubicam since 1997. From 1995 to 1997, he was Senior Managing Director at Robinson Lerer/Bozell-Sawyer Miller, a public relations firm; and from 1993 to 1995, he was Executive Vice President of NovAtel Communications Ltd. Before joining NovAtel, Mr. Platt was Managing Director and Corporate Vice President of the American Stock Exchange from
1983 - 1993. He has been a director of the Company since 1997 and is also a director of Ellsworth Convertible Growth and Income Fund, Inc. Mr. Platt received a B.A. from Skidmore College and an M.A. in Economics from Columbia University. Mr. Platt's term as director expires in 2001.

     DONALD M. HALSTED, JR., 72, has been a self-employed businessman since 1983. Mr. Halsted has had more than 30 years experience in management and marketing for cement companies, including several senior management positions. Mr. Halsted served in the Army Air Force in World War II. Mr. Halsted has been a director of the Company since 1970 and is also a director of Ellsworth Convertible Growth and Income Fund, Inc. Mr. Halsted received an A.B. in Economics from Princeton University. Mr. Halsted's term as director expires in 2002.

     DUNCAN O. MCKEE, 68, retired in 1988 from the practice of law as a partner at the law firm of Ballard Spahr Andrews & Ingersoll, LLP. Mr. McKee was Director Emeritus of the Company and Ellsworth Convertible Growth and Income Fund, Inc. from 1988 to 1996. During his career at Ballard Spahr, Mr. McKee represented publicly owned companies, including closed-end and open-end investment companies, in mergers, acquisitions and securities offerings. He has been a director of the Company since 1996 and is also a director of Ellsworth Convertible Growth Income Fund, Inc. Mr. McKee received his undergraduate degree from the College of Wooster and his law degree from Duke University School of Law. Mr. McKee's term as director expires in 2002.

  CONTINUING DIRECTORS WHO ARE INTERESTED PERSONS

     JANE D. O'KEEFFE , 44, has been President of the Company, Ellsworth Convertible Growth and Income Fund, Inc. and Davis-Dinsmore Management Company (investment adviser to the Company and to Ellsworth) since 1996. In 1996 she was Executive Vice President of the Company and Ellsworth. From 1994 to 1996, Ms. O'Keeffe was Vice President of the Company and Ellsworth and Executive Vice President of Davis-Dinsmore. Ms. O'Keeffe has been in the investment business since 1980. Ms. O'Keeffe has been a director of the Company since 1995 and is also a director of Ellsworth and Davis-Dinsmore. Ms. O'Keeffe has a B.A. from the University of New Hampshire and attended the Lubin Graduate School of Business at Pace University. Ms. O'Keeffe's term as director expires in 2001.

     Ms. O'Keeffe is an interested person (within the meaning of the Investment Company Act of 1940, as amended) of the Company and Davis-Dinsmore Management Company because she is an officer of the Company and an officer, director and holder of more than 5 percent of the outstanding shares of voting common stock of Davis-Dinsmore.

     THOMAS H. DINSMORE, 46, has been Chairman and Chief Executive Officer of the Company, Ellsworth Convertible Growth and Income Fund, Inc. and Davis-Dinsmore Management Company since 1996. From 1985 to 1996, Mr. Dinsmore was President of the Company; from 1986 to

1996, he was President of Ellsworth; and from 1988 to 1996, he was President of Davis-Dinsmore. Mr. Dinsmore is a Chartered Financial Analyst. Mr. Dinsmore has been a director of the Company since 1985 and is also a director of Ellsworth and Davis-Dinsmore. Mr. Dinsmore received a B.S. in Economics from the Wharton School of Business at the University of Pennsylvania, and an M.A. in Economics from Fairleigh Dickinson University. Mr. Dinsmore's term as director expires in 2002.

     Mr. Dinsmore is an interested person of the Company and Davis-Dinsmore because he is an officer of the Company and an officer, director and holder of more than 5 percent of the outstanding shares of voting common stock of Davis-Dinsmore.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors met six times during the 1999 fiscal year.

     The Board has two committees: an Audit Committee and a Nominating and Administration Committee.

     The Audit Committee is comprised entirely of independent directors (Mr. Benton, Dr. Bogan, Mr. Lieberman and Mr. Halsted, with Dr. Bogan serving as Chairperson). In accordance with its charter, the Committee oversees the Company's accounting and financial reporting policies and practices, as well as the quality and objectivity of the Company's financial statements and the independent audit of the financial statements. Among other duties, the Committee recommends independent auditors for the Company, evaluates their independence and meets with them to review the scope and results of the audit. During the 1999 fiscal year, the Audit Committee met twice.

     The Nominating and Administration Committee is also comprised entirely of independent directors (Mr. Ahalt, Mr. Halsted and Mr. Lieberman, with Mr. Halsted serving as Chairman). In accordance with its charter, the Committee, among other duties, recommends nominees as independent directors for the Company and nominees for Board committees, reviews Board governance issues, reviews Board compensation and monitors the performance of legal counsel. In recommending nominees, the Committee considers the diversity of experience and backgrounds of nominees and directors. The Nominating and Administration Committee will consider a shareholder's suggestion for a nominee for director, but the final decision for all nominees will be made by the Committee. Any shareholder who wishes to propose an individual for consideration may do so by submitting, in writing, the individual's name, together with information that the shareholder considers relevant to the Committee's decision, to the Secretary of the Company. During the 1999 fiscal year, the Nominating and Administration Committee met twice.

     The directors attended at least 75 percent of all Board and Committee meetings held during the 1999 fiscal year.

DIRECTORS' COMPENSATION

     Mr. Dinsmore and Ms. O'Keeffe are the only officers of the Company or Davis-Dinsmore Management Company who serve on the Board of Directors. Each director who is not an officer of the Company or Davis-Dinsmore currently receives (1) an annual fee of $2,500, (2) $1,000 plus expenses for each Board meeting attended, (3) $1,000 for each shareholders' meeting attended; (4) $1,000 plus expenses for each Committee meeting attended that is not held in conjunction with a Board meeting, and (5) $500 for each Committee meeting attended that is held in conjunction with a Board meeting.

     The Company adopted a director deferred compensation arrangement that allows the directors to defer the receipt of all or a portion of director fees payable on or after October 31, 1998. The amount of these fees will remain an asset of the Company. The Company will be obligated to pay these fees, with interest, to the directors who have elected to defer receipt of their fees on a future date or dates specified by the directors, or as determined under the terms of the arrangement.

     Davis-Dinsmore Management Company is the Company's investment adviser and is also the investment adviser to Ellsworth Convertible Growth and Income Fund, Inc. Because of this connection, Ellsworth and the Company make up a "fund complex." The following table shows the compensation that was paid to the directors solely by the Company as well as by the fund complex as a whole during the 1999 fiscal year.

                                       AGGREGATE COMPENSATION    TOTAL COMPENSATION
                                            FROM COMPANY         FROM FUND COMPLEX
                                       ----------------------    ------------------
Thomas H. Dinsmore...................         $   -0-                 $   -0-
Jane D. O'Keeffe.....................         $   -0-                 $   -0-
Gordon F. Ahalt......................         $10,000                 $19,000
William A. Benton....................         $10,000                 $20,100
Elizabeth C. Bogan, Ph.D.............         $10,100                 $20,200
Donald M. Halsted, Jr................         $11,600                 $23,200
George R. Lieberman..................         $11,600                 $23,100
Duncan O. McKee......................         $ 9,562(1)              $19,153(2)
Nicolas W. Platt.....................         $ 9,500                 $19,000

---------------
(1) Of the amount shown, $1,812 represents deferred directors' fees, including interest, payable by the Company.

(2) Of the amount shown, $3,562 represents deferred directors' fees, including interest, payable by the Company and Ellsworth Convertible Growth and Income Fund, Inc.

                                   PROPOSAL 2

                      SELECTION OF INDEPENDENT ACCOUNTANTS

     The Board of Directors seeks your ratification of the Board's appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the 2000 fiscal year. We expect that a representative from PricewaterhouseCoopers will be present at the Annual Meeting to respond to appropriate questions from shareholders and to make a statement if he or she desires to do so.

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL 2.

                    ADDITIONAL INFORMATION ABOUT THE COMPANY

INVESTMENT ADVISER

     Davis-Dinsmore Management Company, 65 Madison Avenue, Morristown, New Jersey 07960, is the Company's investment adviser.

EXECUTIVE OFFICERS

     The Company's executive officers are elected by the Board of Directors and receive no compensation from the Company. Information about these officers is presented below.

     THOMAS H. DINSMORE is Chairman and Chief Executive Officer of the Company. Mr. Dinsmore is also a director of the Company. Information about Mr. Dinsmore is presented earlier in this Proxy Statement under "Information About the Company's Other Directors -- Continuing Directors who are Interested Persons."

     JANE D. O'KEEFFE is President of the Company. Ms. O'Keeffe is also a director of the Company and information about her is presented earlier in this Proxy Statement under "Information About the Company's Other
Directors -- Continuing Directors who are Interested Persons."

     SIGMUND LEVINE, 75, has been Senior Vice President and Secretary of the Company since 1996 and 1982, respectively. He has been an officer of the Company since 1982. From 1993 to 1996, he was Executive Vice President of the Company. Mr. Levine has been Senior Vice President and Secretary of Ellsworth Convertible Growth and Income Fund, Inc. since 1996 and 1986, respectively, and was Executive Vice President of Ellsworth from 1993 to 1996. Mr. Levine has been Senior Vice President and Secretary of Davis-Dinsmore Management Company since 1997 and 1982, respectively, and was Treasurer of Davis-Dinsmore from 1982 to 1997.

     H. TUCKER LAKE, 52, has been Vice President, Trading of the Company since joining the Company in 1994. He has been Vice President, Trading of Ellsworth Convertible Growth and Income Fund, Inc. during the same period. He has been Vice President of Davis-Dinsmore Management Company since 1997. Prior to 1994, Mr. Lake was a Sales Associate with Coldwell Banker, Schlott Realtors.

     GARY I. LEVINE, 42, has been Treasurer and Assistant Secretary of the Company since 1993 and 1986, respectively. He has been Treasurer and Assistant Secretary of Ellsworth Convertible Growth and Income Fund, Inc. during the same periods. Mr. Levine was Assistant Treasurer of Davis-Dinsmore Management Company from 1994 to 1997 and has been Treasurer and Assistant Secretary of Davis-Dinsmore since 1997 and 1994, respectively.

  CERTAIN RELATIONSHIPS

     Thomas H. Dinsmore and Jane D. O'Keeffe are brother and sister. H. Tucker Lake is their cousin. Sigmund Levine is the father of Gary I. Levine.

SECURITY OWNERSHIP OF MANAGEMENT

     The Company's directors and officers own the shares of the Company's common stock as shown on the following table:

                                                SHARES OWNED BENEFICIALLY
                                                   DECEMBER 20, 1999*
                                                -------------------------
Gordon F. Ahalt.............................              1,000(1)
William A. Benton...........................              1,940
Elizabeth C. Bogan, Ph.D....................              1,000
Thomas H. Dinsmore..........................              7,680(2)
Donald M. Halsted, Jr.......................              2,785
George R. Lieberman.........................              2,808(3)
Duncan O. McKee.............................              1,171
Jane D. O'Keeffe............................              5,687
Nicolas W. Platt............................                100
Sigmund Levine..............................              1,088
H. Tucker Lake..............................                222(4)
Gary I. Levine..............................                714

---------------
 * Represents for each director and officer less than 1 percent of the outstanding shares of the Company. As of December 20, 1999, directors and officers of the Company beneficially owned in the aggregate 26,195 shares of the Company representing approximately 0.7 percent of the outstanding shares. Except as otherwise indicated, each director and officer possessed sole investment and voting power with respect to shares beneficially owned.

(1) Does not include 500 shares owned by his wife, as to which shares Mr. Ahalt disclaims beneficial ownership.

(2) Includes 1,127 shares as to which Mr. Dinsmore possessed shared investment and voting power; but does not include 2,070 shares owned by his wife, as to which shares Mr. Dinsmore disclaims beneficial ownership.

(3) Includes 513 shares as to which Mr. Lieberman possesses shared investment and voting power.

(4) Includes 161 shares as to which Mr. Lake possessed shared investment and voting power.

SOLICITATION OF PROXIES

     The officers, directors and regular employees of the Company may solicit proxies by telephone, telegraph, facsimile or personal interview. The Company may also pay persons holding stock in their names, or those of their nominees, for their expenses in sending proxies and proxy materials to beneficial owners or principals.

SHAREHOLDER PROPOSALS

     If there is a proposal that you want shareholders to consider at the annual meeting of shareholders to be held in the year 2001, you must send it to us so that we receive it by August 30, 2000.

                                              By order of the Board of
                                              Directors,

                                              Thomas H. Dinsmore
                                              Chairman of the Board of Directors

December 28, 1999

                         BANCROFT CONVERTIBLE FUND, INC.

                   ANNUAL MEETING TO BE HELD FEBRUARY 16, 2000

        THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned appoints Thomas H. Dinsmore, Jane D. O'Keeffe and Sigmund Levine, and each of them, attorneys and proxies, with power of substitution in each, to vote and act on behalf of the undersigned at the annual meeting of stockholders of Bancroft Convertible Fund, Inc. (the "Company") at the offices of the Company, 65 Madison Avenue, Suite 550, Morristown, New Jersey 07960 on February 16, 2000 at 11:00 a.m., and at all adjournments, according to the number of shares of Common Stock which the undersigned could vote if present, upon such subjects as may properly come before the meeting, all as set forth in the notice of the meeting and the proxy statement furnished therewith. UNLESS OTHERWISE MARKED ON THE REVERSE HEREOF, THIS PROXY IS GIVEN WITH AUTHORITY TO VOTE FOR THE DIRECTORS LISTED AND FOR THE PROPOSAL TO RATIFY THE BOARD'S SELECTION OF ACCOUNTANTS.

            PLEASE FILL IN, DATE AND SIGN THE PROXY ON THE OTHER SIDE
               AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE


--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -

THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" PROPOSAL 2.    Please mark    /X/
                                                              your votes as
                                                              indicated in
                                                              this example

1. Election as directors of all nominees listed below for the terms specified in the proxy statement.


               FOR all nominees                  WITHHOLD
           listed (except as marked              AUTHORITY
            to the contrary in the              to vote for
               space provided)                 all nominees
                     / /                           / /


Board of Directors nominees: William A. Benton, Elizabeth C. Bogan Ph.D, and George R. Lieberman.

(INSTRUCTION: To Withhold Authority to vote for any individual nominee, write that nominee's name in the space provided below.)

________________________________________________________________________________


2.   Proposal to ratify selection of accountants.


                            FOR    AGAINST    ABSTAIN
                            / /      / /        / /







Signature(s)_____________________________________________Date___________________

NOTE: Please sign as name appears hereon. Joint owners each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -







                         BANCROFT CONVERTIBLE FUND, INC.

           YOUR VOTE IS IMPORTANT TO US, PLEASE FILL IN, DATE AND SIGN
              YOUR PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING
                     ENVELOPE PROVIDED FOR YOUR CONVENIENCE.